Exhibit 99.1

KushCo Holdings Appoints Christopher Tedford as Chief Financial Officer

GARDEN GROVE, Calif., November 20, 2018 – KushCo Holdings, Inc. (OTCQB: KSHB) (“KushCo” or the “Company”), the parent company of innovative industry leaders such as Kush Supply Co., Kush Energy, The Hybrid Creative, and Koleto Packaging Solutions, which provide a range of services and products for a variety of industries including the regulated cannabis and CBD industries, today announced it has appointed Christopher Tedford as the Company’s new Chief Financial Officer (“CFO”), effective November 26, 2018. Jim McCormick, the Company’s current CFO and Chief Operating Officer (“COO”) will transition exclusively into the COO position where he will focus on scaling the Company’s operational capacity to support its growth objectives.

In his role as CFO, Mr. Tedford’s day-to-day responsibilities will include accounting, financial reporting, treasury management, strategic financial planning, risk management, deal analysis and negotiations. He will also lead the team’s efforts to establish Sarbanes-Oxley Act (“SOX”) compliance.

Mr. Tedford brings considerable cross-sector experience in the development of sound financial and operational policies, in addition, Mr. Tedford has a wide breath of merger and acquisition experience which will be a key asset as The Company continues to explore M&A viabilities. From 2016 – 2018, Mr. Tedford served as Senior Vice President and Chief Accounting Officer at Confie, a leading national personal lines and commercial insurance broker. From 2011 – 2016, he worked at Pacific Sunwear of California, a specialty retailer rooted in the action sports industry, first as Senior Director and Corporate Controller before working his way up to Vice President and Chief Financial Officer. He also served as Director and Corporate Controller at Clean Energy Fuels Corp. Earlier in his career, he also held senior level positions within KPMG LLP and Deloitte & Touche LLP.  Mr. Tedford is a Certified Public Accountant and has a Bachelor of Science from the University of California, Irvine, CA, a Master of Accounting from the University of Southern California, Los Angeles, CA, and is a member of the American Institute of Certified Public Accountants.

“KushCo has seen tremendous growth as the cannabis industry continues to experience an historic expansion,” Chris Tedford commented. “The Company’s leadership has demonstrated a strong understanding of the industry, a unique business model that has the potential to generate significant growth in both the near and long term, and innovative products backed by IP and patents. I look forward to collaborating with the team to further support the Company’s growth.”

Nick Kovacevich, CEO of KushCo Holdings, commented, “Chris’s dynamic experience in financial and risk management, along with his proven leadership skills, will provide stability to the Company as we scale our operations to meet the demands of the rapidly expanding cannabis market. Moreover, his experience at public companies will prove invaluable to us as we work to establish SOX compliance, and his cross-sector experience, which encompasses both consumer product businesses and the energy sector, is aligned with our business model which touches several industry verticals. Hiring a dedicated CFO will also enable Mr. McCormick to focus exclusively on his COO role to ensure smoother operations of our business as we expand our organic cross-selling, enter new markets and evaluate strategic M&A opportunities.”

To be added to the distribution list, please email ir@kushco.com with “Kush” in the subject line.

About KushCo Holdings, Inc.

KushCo Holdings, Inc. (OTCQB: KSHB) is the parent company to a diverse group of business units that are transformative leaders across several industries. KushCo Holdings’ subsidiaries and brands provide exceptional customer service, product quality, compliancy knowledge and a local presence in serving its diverse customer base.

KushCo Holdings’ brands include Kush Supply Co., a dynamic sales platform that is the nation’s largest and most respected distributor of packaging, supplies, and accessories to the cannabis and CBD industry, Kush Energy, which provides ultra-pure hydrocarbon gases and solvents, Hybrid Creative, a premier creative design agency for clients across several industries, and Koleto Packaging Solutions, the research and development arm driving intellectual property development and acquisitions.

Founded in 2010, KushCo Holdings has now sold more than 1 billion units and regularly sells to more than 5,000 legally operated medical and adult-use dispensaries, growers, and producers across North America, South America, and Europe. KushCo Holdings subsidiaries maintain facilities in the five largest U.S. cannabis markets as well as having a local sales presence in every major U.S. cannabis market.

KushCo Holdings strives to be the industry leader for responsible and compliant products and services in the legal cannabis and CBD industry. The Company has been featured in media nationwide, including CNBC, Los Angeles Times, TheStreet.com, Entrepreneur, and business magazine Inc.  While KushCo Holdings provides products and solutions to customers in the cannabis and CBD industries, it has no direct involvement with the cannabis plant or any products that contain THC or CBD.

For more information, visit www.kushco.com or call (888)-920-5874.

Forward-Looking Statements

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent the Company’s current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the opinions of the Company’s management only as of the date of this release. Please keep in mind that the Company is not obligating itself to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: “potential,” “look forward,” “expect,”  “believe,” “dedicated,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by the Company herein are often discussed in filings the Company makes with the United States Securities and Exchange Commission (SEC), available at: www.sec.gov, and on the Company’s website, at: www.kushco.com.

KushCo Holdings Contacts

Media Contact:
Anne Donohoe / Nick Opich
KCSA Strategic Communications
212-896-1265 / 212-896-1206
adonohoe@kcsa.com / nopich@kcsa.com

Investor Contact:
Phil Carlson / Elizabeth Barker
KCSA Strategic Communications
212-896-1233 / 212-896-1203
ir@kushco.com